As filed with the Securities and Exchange Commission on May 19, 2022

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDICINE MAN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	46-5289499
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of Principal Executive Offices) (Zip Code)

MEDICINE MAN TECHNOLOGIES, INC.

2017 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Nancy Huber
Chief Financial Officer

MEDICINE MAN TECHNOLOGIES, INC.

4880 Havana Street

Suite 201

Denver, CO 80239

(Name and Address of Agent for Service)

(303) 371-0387

(Telephone Number of Agent for Service)

Copy to:

Rikard Lundberg, Esq.

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

(303) 223-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Medicine Man Technologies, Inc. (the “Company”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 15,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under Medicine Man Technologies, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), which shares are in addition to the shares registered on the Company’s registration statements on Form S-8 filed on June 12, 2017 (File No. 333-218662) and on June 28, 2018 (333-225947) (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, (i) the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby, and (ii) the Company provides the additional information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 and Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on May 2, 2022;

(b)        the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022;

(c) the Company’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 31, 2022 (except for the information furnished pursuant to Item 7.01 thereof), February 14, 2022 (except for the information furnished pursuant to Item 7.01 thereof), February 15, 2022 (except for the information furnished pursuant to Item 7.01 thereof), February 22, 2022 (except for the information furnished pursuant to Item 7.01 thereof), March 18, 2022 (except for the information furnished pursuant to Item 7.01 thereof), March 30, 2022, and March 30, 2022, May 10, 2022; and

(c) the description of the Common Stock as set forth in the Company’s registration statement on Form 8-A, filed with the SEC on June 3, 2015 pursuant to Section 12(g) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, any information contained in a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6. Indemnification of Directors and Officers.

The Company was incorporated in Nevada. NRS 78.7502(1) provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

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NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

The Company’s bylaws include express provisions providing for the indemnification of its directors and officers to the fullest extent permitted under the NRS (except with respect to actions brought by a person covered by such indemnification, which are only subject to indemnification if such action was authorized by the Company’s board of directors), and the mandatory payment by the Company of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Company. The Company’s bylaws also permit the Company to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The Company has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

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Item 8. Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of Medicine Man Technologies filed with the Secretary of State of Nevada on March 20, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.2	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on August 25, 2014 (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on March 19, 2015 (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.4	Articles of Exchange filed with the Secretary of State of Nevada on June 7, 2017 (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.5	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on December 13, 2019 (Incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.6	Certificate of Designation of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of Nevada on December 16, 2020 (Incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.7	Certificate of Amendment to Designation of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of Nevada on March 1, 2021 (Incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.8	Complete Articles of Incorporation together with Certificates of Amendment, Articles of Exchange and the Certificate of Designation of Series A Cumulative Convertible Preferred Stock, as amended (Incorporated by reference to Exhibit 3.8 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.9	Amended and Restated Bylaws of Medicine Man Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 11, 2019 (Commission File No. 000-55450))
4.10	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Colorado Health Consultants, LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.11	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and CitiMed, LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.12	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Lucky Ticket LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.3 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.13	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Kew LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.14	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB Aurora LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.15	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB Arapahoe LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.6 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))

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4.16	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB 44th LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.7 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.17	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Pueblo LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.8 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.18	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Louisville LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.9 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.19	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Niwot LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.10 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.20	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Alameda LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.11 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.21	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Longmont LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.12 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.22	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Commerce City LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.13 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.23	Omnibus Amendment No. 1 dated September 15, 2020, to Asset Purchase Agreements dated June 5, 2020 (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed September 21, 2020 (Commission File No. 000-355450))
4.24	Omnibus Amendment No. 2 to Asset Purchase Agreement, dated as of December 17, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and each signatory thereto designated as a seller (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 23, 2020 (Commission File No. 000-55450))
4.25	Security Agreement, dated December 17, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Alameda LLC, as secured party (Incorporated by reference to Exhibit 4.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.26	Security Agreement, dated December 17, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Pueblo LLC, as secured party (Incorporated by reference to Exhibit 4.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.27	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and LM MJC LLC, as secured party (Incorporated by reference to Exhibit 4.3 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.28	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Lucky Ticket LLC, as secured party (Incorporated by reference to Exhibit 4.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.29	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Commerce City, as secured party (Incorporated by reference to Exhibit 4.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.30	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Niwot LLC, as secured party (Incorporated by reference to Exhibit 4.6 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))

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4.31	Security Agreement, dated February 4, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Colorado Health Consultants, LLC, as secured party (Incorporated by reference to Exhibit 4.7 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.32	Security Agreement, dated February 4, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Mountain View 44th LLC, as secured party (Incorporated by reference to Exhibit 4.8 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.33	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Citi-Med LLC, as secured party (Incorporated by reference to Exhibit 4.9 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.34	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and KEW LLC, as secured party (Incorporated by reference to Exhibit 4.10 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.35	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and SB Arapahoe LLC, as secured party (Incorporated by reference to Exhibit 4.11 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.36	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Aurora LLC, as secured party (Incorporated by reference to Exhibit 4.12 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.37	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Louisville LLC, as secured party (Incorporated by reference to Exhibit 4.13 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.38	Loan Agreement, dated February 26, 2021, among Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as borrowers, SHWZ Altmore, LLC, as lender, and GGG Partners LLC, as collateral agent (Incorporated by reference to Exhibit 10.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.39	Promissory Note, dated February 26, 2021, issued by Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as borrowers, to SHWZ Altmore, LLC, as lender (Incorporated by reference to Exhibit 10.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.40	Security Agreement, dated February 26, 2021, among Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as grantors, and GGG Partners LLC, as collateral agent (Incorporated by reference to Exhibit 10.6 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.41	Parent Guaranty, dated February 26, 2021, among Medicine Man Technologies, Inc, as guarantor, and GGG Partners LLC, as collateral agent (Incorporated by reference to Exhibit 10.7 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.42	First Amendment to Loan Agreement, dated July 28, 2021, among Mesa Organics Ltd., SHWZ Altmore, LLC and GGG Partners, LLC (Incorporated by reference to Exhibit 10.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed August 3, 2021 (Commission File No. 000-55450))
4.43	Indenture, dated December 7, 2021, among Medicine Man Technologies, Inc., the Subsidiary Guarantors, Chicago Atlantic Admin, LLC, in its capacity as collateral agent, and Ankura Trust Company, LLC, as Trustee (Incorporated by reference to Exhibit 4.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.44	Form of 13% Senior Secured Convertible Note Due December 7, 2026, issued by Medicine Man Technologies, Inc. to each Investor (Incorporated by reference to Exhibit 4.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))

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4.45*	Security Agreement, dated December 7, 2021, entered into by Medicine Man Technologies, Inc. and the Subsidiary Guarantors party thereto, in favor of Chicago Atlantic Admin, LLC, in its capacity as the collateral agent (Incorporated by reference to Exhibit 10.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.46*	Intercreditor Agreement, dated December 7, 2021, among Medicine Man Technologies, Inc., the Subsidiary Guarantors, Chicago Atlantic Amin, LLC, as collateral agent for the Convertible Notes Secured Parties, GGG Partners LLC, as collateral agent for the Credit Agreement Secured Parties, Naser Joudeh, as collateral agent for the StarBuds Seller Secured Parties, Colorado Health Consultants LLC, StarBuds Aurora LLC, SB Arapahoe LLC, StarBuds Commerce City LLC, StarBuds Pueblo LLC, StarBuds Alameda LLC, Citi-Med, LLC, StarBuds Louisville, LLC, Kew LLC, Lucky Ticket LLC, StarBuds Niwot LLC, LM MJC LLC, and Mountain View 44th LLC (Incorporated by reference to Exhibit 10.3 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.47	Note Guarantee, dated December 7, 2021, entered into by each Subsidiary Guarantor (Incorporated by reference to Exhibit 10.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.48	Promissory Note, dated February 8, 2022, issued by Nuevo Holding, LLC to Reynold Greenleaf & Associated, LLC (Incorporated by reference to Exhibit 4.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed February 14, 2022 (Commission File No. 000-55450))
4.49**	Trademark Security Agreement, effective December 15, 2021, among Medicine Man Technologies, Inc., the Grantors party thereto, and Chicago Atlantic Admin, LLC, in its capacity as collateral agent
5.1**	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1**	Consent of BF Borgers CPA PC
23.2**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (contained on signature page hereto)
99.1	Medicine Man Technologies, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed June 12, 2017 (Commission File No. 333-218662))
99.2	Amendment to Medicine Man Technologies, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
99.3	Amendment to Medicine Man Technologies, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 16, 2020 (Commission File No. 000-55450))
99.4	Amendment to Medicine Man Technologies, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.5 of the Company’s Amendment No. 1 to Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
99.5	Form of Stock Option Award Agreement under the Medicine Man Technologies, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.5 of the Company’s Amendment No. 1 to Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
107**	Filing Fee Table

* Certain information has been redacted pursuant to Instruction 5 to Item 1.01 of Form 8-K and Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to supplementally furnish any redacted information to the Securities and Exchange Commission upon request.

** Filed herewith.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 19, 2022.

MEDICINE MAN TECHNOLOGIES, INC.

By: /s/ Justin Dye
Justin Dye Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dan Pabon and Nancy Huber, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8 of Medicine Man Technologies, Inc., and, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature______________________

Signature	Title	Date

/s/ Justin Dye	Chief Executive Officer and Director	May 19, 2022
Justin Dye	(Principal Executive Officer)

/s/ Nancy Huber	Chief Financial Officer	May 19, 2022
Nancy Huber	(Principal Financial and Accounting Officer)

/s/ Dan Pabon	General Counsel and Chief Government	May 19, 2022
Dan Pabon	Affairs Officer

/s/ Nirup Krisnamurthy	Chief Operating Officer and Director	May 19, 2022
Nirup Krisnamurthy

/s/ Jonathan Berger	Director	May 19, 2022
Jonathan Berger

/s/ Jeffrey A. Cozad	Director	May 19, 2022
Jeffrey A. Cozad

	Director	May 19, 2022
Jeff Garwood

/s/ Paul Montalbano	Director	May 19, 2022
Paul Montalbano

/s/ Pratap Mukharji	Director	May 19, 2022
Pratap Mukharji

/s/ Brian Ruden	Director	May 19, 2022
Brian Ruden

/s/ Salim Wahdan	Director	May 19, 2022
Salim Wahdan

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